Cathay General Bancorp Announces Public Offering of Common Stock

      LOS ANGELES, Feb. 1 /PRNewswire-FirstCall/ -- Cathay General Bancorp (the “Company”, Nasdaq: CATY), the holding company for Cathay Bank, today announced that it has commenced an underwritten public offering (the "Offering") for gross proceeds up to $100 million in shares of its common stock.

      The Company has granted the underwriters a 30-day option to purchase up to an additional $15 million in shares of its common stock to cover over-allotments, if any. BofA Merrill Lynch is acting as sole bookrunner and Goldman, Sachs & Co. is acting as co-manager for the offering.

      The Offering will be made pursuant to a prospectus supplement to the Company's prospectus dated November 19, 2009, filed as part of the Company's effective registration statement. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting BofA Merrill Lynch, Attention: Preliminary Prospectus Department, 4 World Financial Center, New York, NY 10080, or email Prospectus.Requests@ml.com. This press release is neither an offer to sell, nor a solicitation of an offer to buy, any securities of the Company, and there shall not be any sale of securities of the Company in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT CATHAY GENERAL BANCORP

      Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

      The information contained in this press release is not intended as a solicitation to buy Cathay General Bancorp stock or any other securities and is provided for information only. Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements, including statements relating to Cathay General Bancorp's expectations regarding the completion and size of the proposed public offering, may include, but are not limited to including, such words as “will,” “up to” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. There can be no assurance that Cathay General Bancorp will be able to complete the public offering on the anticipated terms, or at all, as a result of these risks and uncertainties and other factors, which include, but are not limited to, adverse developments or conditions related to or arising from: significant volatility and deterioration in the credit and financial markets; adverse changes and disruption in general economic conditions and the capital markets; the effects of the Emergency Economic Stabilization Act, difficult conditions in the U.S. and international financial markets; volatility or deterioration in the price of our common stock; the American Recovery and Reinvestment Act, and the Troubled Asset Relief Program (TARP) and any changes or amendments thereto; credit loss and deterioration in asset or credit quality; the availability of capital; the impact of any goodwill impairment that may be determined; acquisitions of other banks, if any; fluctuations in interest rates; liquidity risk; inflation and deflation; real estate market conditions; the soundness of other financial institutions; expansion into new market areas; earthquakes, wildfires, or other natural disasters; our ability to compete with competitors and competitive pressures; our ability to retain key personnel; current and potential future supervisory action by bank supervisory authorities; changes in laws, regulations, and accounting rules, or their interpretations; legislative, judicial, or regulatory actions and developments against us; general economic or business conditions in California and other regions where Cathay Bank has operations, including, but not limited to, adverse changes in economic conditions resulting from the continuation or worsening of the current economic downturn; and the satisfaction of customary closing conditions related to the public offering.

      These and other factors are further described in Cathay General Bancorp's Current Report on Form 8-K filed on November 23, 2009 (Item 8.01 in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time; including the prospectus supplement related to the offering described above. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

      Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.

CONTACT:  Heng W. Chen of Cathay General Bancorp, +1-626-279-3652